SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Eaton Vance Floating-Rate Income Trust Eaton Vance Senior Floating-Rate Trust Eaton Vance New York Municipal Income Trust (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(5) Total fee paid:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement no.:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(3) Filing Party:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(4) Date Filed:

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Investor Contact: (800) 262-1122

FOR IMMEDIATE RELEASE

Eaton Vance Floating-Rate Income Trust and

Eaton Vance Senior Floating-Rate Trust Announce

Conditional Tender Offers and Conditional Distribution Rate Increases;

Eaton Vance New York Municipal Income Trust Announces CONDITIONAL TENDER OFFER

BOSTON, MA, March 16, 2021 — Eaton Vance Floating-Rate Income Trust (NYSE: EFT), Eaton Vance Senior Floating-Rate Trust (NYSE: EFR) and Eaton Vance New York Municipal Income Trust (NYSE American: EVY) (each, a “Fund” and, collectively, the “Funds”) today announced that their Boards of Trustees (the “Board”) have taken the actions described below.

Conditional Tender Offers. The Board has authorized a conditional cash tender offer for up to 25% of each Fund’s outstanding common shares at a price per share equal to 99% of the Fund’s net asset value per share as of the close of regular trading on the New York Stock Exchange on the date the tender offer expires. The tender offer is conditioned on shareholder approval of the relevant Fund’s new investment advisory agreement with Eaton Vance Management, the Funds’ investment adviser, at the upcoming joint special meeting of shareholders to be held on March 19, 2021 or an adjournment thereof.

Additional terms and conditions of each tender offer will be set forth in the associated Fund offering materials and additional press releases, as applicable. If the number of shares tendered in a tender offer exceeds the maximum amount of the tender offer, the Fund will purchase shares from tendering shareholders on a pro rata basis (disregarding fractional shares). Accordingly, there is no assurance that a Fund will purchase all of a shareholder's tendered common shares in a tender offer. A Fund may determine not to accept shares tendered in the tender offer under various circumstances, as will be set forth in the offering materials.

EFT and EFR Conditional Distribution Rate Increase. EFT and EFR also announced today that, if shareholders approve the new investment advisory agreement at the upcoming joint special meeting of shareholders, EFT and EFR will increase their regular monthly distributions on common shares to $0.0775 and $0.0813 per share, respectively, representing an increase of approximately 25 percent from the March 2021 distributions of $0.0620 and $0.0650 per share, respectively. The distribution increases will commence with the first monthly distribution announced following shareholder approval of the relevant Fund’s new investment advisory agreement. By raising the Funds’ regular monthly distributions, the Board seeks to enhance long-term shareholder value.

Fund distributions may include amounts from sources other than net investment income. When that is estimated to be the case, shareholders will be notified on a monthly basis. The final determination of the tax character of Fund distributions will occur after the end of each calendar year, at which time that determination will be reported to shareholders. Fund distributions in any period may be more or less than the net return earned by the Fund on investments, and therefore should not be used as a measure of performance or confused with “yield” or “income.” Distributions in excess of Fund returns will cause a Fund’s net assets and net asset value per share to decline.

For its fiscal year beginning on June 1, 2020 through February 28, 2021, EFT has distributed $0.549 per share, which is estimated to be sourced from ordinary income. If EFT had adopted the conditional distribution rate increase on June 1, 2020 and the condition described above had been satisfied, its distributions for the fiscal year to date through February 28, 2021 on a pro forma basis would have been approximately $0.698 per share, an estimated 79% percent of which would have been sourced from ordinary income and an estimated 21% from return of capital.

For its fiscal year beginning on November 1, 2020 through February 28, 2021, EFR has distributed $0.26 per share, which is estimated to be sourced from ordinary income. If EFR had adopted the conditional distribution rate increase on November 1, 2020 and the condition described above had been satisfied, its distributions for the fiscal year to date through February 28, 2021 on a pro forma basis would have been approximately $0.325 per share, an estimated 80% of which would have been sourced from ordinary income and an estimated 20% from return of capital.

Investors should not draw any conclusions about a Fund’s investment performance from the amount of its distributions. Fund distributions may be affected by numerous factors, including changes in Fund performance, the cost of leverage, portfolio holdings, realized and projected returns, and other factors. There can be no assurance that future Board action, an unanticipated change in market conditions or other unforeseen factors will not result in a change in the Fund’s distributions at a future time.

Eaton Vance Corp. was acquired by Morgan Stanley on March 1, 2021. Its Eaton Vance Management, Parametric, Atlanta Capital and Calvert investment affiliates are now part of Morgan Stanley Investment Management, the asset management division of Morgan Stanley.

About the Funds

Except pursuant to a tender offer, common shares of the Funds are available for purchase or sale only through secondary market trading at their current market price. Shares of closed-end funds (such as each Fund) often trade at a discount from their net asset value. The market price of a closed-end fund’s shares may vary from net asset value based on factors affecting the supply and demand for shares, such as fund distribution rates relative to similar investments, investors’ expectations for future distribution changes, the clarity of a fund’s investment strategy and future return expectations, and investors’ confidence in the underlying markets in which the fund invests. Fund shares are subject to investment risk, including possible loss of principal invested. Shares of each Fund are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. Each Fund is not a complete investment program and you may lose money investing in the Fund. An investment in a Fund may not be appropriate for all investors. Before investing, prospective investors should consider carefully a Fund’s investment objective, risks, charges and expenses.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of a Fund. The Funds have not commenced the conditional tender offers described in this release. Each tender offer will be made only if the condition described above is satisfied, and only by an offer to purchase, a related letter of transmittal and other documents filed with the SEC as exhibits to a tender offer statement on Schedule TO, with all such documents available on the SEC’s website at www.sec.gov. For a tender offer, the Fund will also make available to shareholders without charge the offer to purchase and the letter of transmittal. Shareholders should read these documents carefully, as they would contain important information about the tender offer.

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of the Funds. Additional information about the Funds, including performance and portfolio characteristic information, is available at www.eatonvance.com.

Statements in this press release that are not historical facts may be forward-looking statements as defined by the U.S. securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors that may be beyond a Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

###